Exhibit 99.1

Annaly Capital Management, Inc. Reports 3rd Quarter 2008 Core EPS of $0.61; Steady Performance Through Challenging Market Conditions

NEW YORK--(BUSINESS WIRE)--October 29, 2008--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended September 30, 2008 of $335.0 million or $0.61 per average share available to common shareholders as compared to Core Earnings of $102.5 million or $0.31 per average share available to common shareholders for the quarter ended September 30, 2007, and Core Earnings of $305.2 million or $0.60 per average share available to common shareholders for the quarter ended June 30, 2008. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses and gains or losses on sales of securities and termination of interest rate swaps. On a GAAP basis, net income for the quarter ended September 30, 2008 was $302.1 million or $0.55 basic net income per average share available to common shareholders, as compared to net income of $108.3 million or $0.33 basic net income per average share available to common shareholders for the quarter ended September 30, 2007, and net income of $308.0 million or $0.60 basic net income per average share available to common shareholders for the quarter ended June 30, 2008.

During the quarter ended September 30, 2008, the Company sold $4.8 billion of Investment Securities, resulting in a realized loss of $1.1 million. During the quarter ended September 30, 2007, the Company sold $1.8 billion of Mortgage-Backed Securities, resulting in a realized gain of $3.8 million. During the quarter ended June 30, 2008, the Company sold $2.1 billion of Mortgage-Backed Securities, resulting in a realized gain of $2.8 million.

Common dividends declared for the quarter ended September 30, 2008 were $0.55 per share, as compared to $0.26 per share for the quarter ended September 30, 2007 and $0.55 per share for the quarter ended June 30, 2008. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2008, based on the September 30, 2008 closing price of $13.45, was 16.36%. On a Core Earnings basis, the Company provided an annualized return on average equity of 18.55% for the quarter ended September 30, 2008, as compared to 11.44% for the quarter ended September 30, 2007 and 17.88% for the quarter ended June 30, 2008. On a GAAP basis, the Company provided an annualized return on average equity of 16.73% for the quarter ended September 30, 2008, as compared to 12.09% for the quarter ended September 30, 2007, and 18.04% for the quarter ended June 30, 2008.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter’s results. “The third quarter of 2008 was a period of historic market and policy events that challenged all companies and investors. While we expect these conditions to continue for the foreseeable future, we have no crystal ball about how it will play out. We do believe, however, that economic growth will be weak, credit and market liquidity will be tight, falling home prices and financial institution recapitalizations will be a deflationary drag on global markets, and policymakers will be vigilant. This may not be a pretty picture for our economy, but it is fundamentally positive for our strategy. As always, our job is to focus on delivering long-term value for our shareholders.”

For the quarter ended September 30, 2008, the annualized yield on average earning assets was 5.62% and the annualized cost of funds on the average repurchase balance was 3.54%, which results in an interest rate spread of 2.08%. This is a 141 basis point increase over the 0.67% annualized interest rate spread for the quarter ended September 30, 2007 and a 9 basis point increase over the 1.99% annualized interest rate spread for the quarter ended June 30, 2008. For the quarter ended September 30, 2007, the annualized yield on average earning assets was 5.84% and the annualized cost of funds on the average repurchase balance was 5.17%. For the quarter ended June 30, 2008, the annualized yield on average earning assets was 5.50% and the annualized cost of funds on the average repurchase balance was 3.51%. At September 30, 2008, the weighted average yield on assets was 5.27% and the cost of funds, including the effect of interest rate swaps, was 3.59%, which results in an interest rate spread of 1.68%. Leverage at September 30, 2008 was 7.2:1, in comparison to 9.9:1 at September 30, 2007 and 7.1:1 at June 30, 2008.

Fixed-rate securities comprised 65% of the Company’s portfolio at September 30, 2008. The balance of the portfolio was comprised of 27% adjustable-rate mortgages and 8% LIBOR floating-rate collateralized mortgage obligations. At September 30, 2008, the Company had entered into interest rate swaps on a notional amount of $18.4 billion, or 33% of the portfolio. The Company’s swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company’s borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of September 30, 2008, all of the Company’s Investment Securities were FNMA, GNMA and FHLMC mortgage-backed securities and Agency debentures, which carry an actual or implied “AAA” rating.

“The coordinated global liquidity and monetary policy actions of the past quarter should ultimately have a stabilizing impact on the markets,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “LIBOR is starting to trend lower going into year-end, however we are prepared for continued volatility in the near term. Mortgage spreads remain wide as Treasuries have been outperforming Agencies. During the quarter, we maintained our discipline as it relates to our portfolio construction. After taking into account the effect of interest rate swaps, at September 30, 2008 our portfolio of Investment Securities was comprised of 32% fixed-rate, 27% adjustable-rate and 41% floating-rate assets.”

The following table summarizes portfolio information for the Company:

	September 30, 2008	September 30, 2007	June 30, 2008
Leverage at period-end	7.2:1	9.9:1	7.1:1
Fixed-rate investment securities as % of portfolio	65%	71%	69%
Adjustable-rate investment securities as % of portfolio	27%	22%	23%
Floating-rate investment securities as % of portfolio	8%	7%	8%
Notional amount of interest rate swaps as % of portfolio	33%	33%	30%
Annualized yield on average earning assets during the quarter	5.62%	5.84%	5.50%
Annualized cost of funds on average repurchase balance during the quarter	3.54%	5.17%	3.51%
Annualized interest rate spread during the quarter	2.08%	0.67%	1.99%
Weighted average yield on assets at period-end	5.27%	5.74%	5.27%
Weighted average cost of funds at period-end	3.59%	4.99%	3.40%
Interest rate spread at period-end	1.68%	0.75%	1.87%
Weighted average receive rate on interest rate swaps at period-end	2.69%	5.59%	2.47%
Weighted average pay rate on interest rate swaps at period-end	4.70%	5.15%	4.78%

The Constant Prepayment Rate was 11% during the third quarter of 2008, as compared to 14% during the third quarter of 2007, and 16% during the second quarter of 2008. The weighted average cost basis of the Investment Securities was 101.0 at September 30, 2008. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended September 30, 2008, September 30, 2007 and June 30, 2008 was $18.7 million, $16.9 million, and $26.6 million, respectively. The total net premium remaining unamortized at September 30, 2008, September 30, 2007 and June 30, 2008 was $525.4 million, $229.7 million, and $500.7 million, respectively.

General and administrative expenses as a percentage of average assets were 0.17%, 0.16% and 0.18% for the quarters ended September 30, 2008, September 30, 2007, and June 30, 2008, respectively. At September 30, 2008, September 30, 2007, and June 30, 2008, the Company had a common stock book value per share of $12.70, $11.36 and $13.03, respectively.

At September 30, 2008, FIDAC, Annaly’s wholly-owned registered investment advisor, had under management approximately $2.4 billion in net assets and $10.5 billion in gross assets, as compared to $2.5 billion in net assets and $13.9 billion in gross assets at September 30, 2007 and $2.7 billion in net assets and $11.8 billion in gross assets at June 30, 2008. For the quarter ended September 30, 2008, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $7.4 million, as compared to $4.4 million for the quarter ended September 30, 2007 and $6.0 million for the quarter ended June 30, 2008.

Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), currently has 541,254,401 shares of common stock outstanding.

The Company will hold the third quarter 2008 earnings conference call on Thursday October 30, 2008 at 10:00 a.m. EST. The number to call is 866-831-6224 for domestic calls and 617-213-8853 for international calls and the pass code is 86696162. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 13478087. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC’s clients of assets FIDAC manages, FIDAC’s regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands)

	September 30, 2008 (Unaudited)	June 30, 2008 (Unaudited)	March 31, 2008 (Unaudited)	December 31, 2007 (1)	September 30, 2007 (Unaudited)

ASSETS

Cash and cash equivalents	$1,083,814	$1,462,737	$1,549,041	$103,960	$90,028
Reverse repurchase agreements	619,657	49,964	800,000	-	-
Mortgage-Backed Securities, at fair value	54,840,928	58,017,305	56,115,025	52,879,528	44,641,352
Agency debentures, at fair value	618,352	731,995	738,837	253,915	249,281
Available-for-sale equity securities, at fair value	22,490	32,631	44,546	64,754	-
Trading securities, at fair value	2,199	23,478	1,836	11,675	10,987
Receivable for Mortgage-Backed Securities sold	2,446,342	824,308	174,413	276,737	516,140
Accrued interest and dividends receivable	295,925	303,228	287,261	271,996	235,787
Receivable for advisory and service fees	3,581	4,703	4,581	3,598	2,933
Intangible for customer relationships	6,726	7,604	8,840	9,842	10,178
Goodwill	22,966	22,966	22,966	22,966	22,966
Other assets	2,602	3,216	4,347	4,543	3,026

Total assets	$59,965,582	$61,484,135	$59,751,693	$53,903,514	$45,782,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$51,075,758	$51,839,663	$51,324,007	$46,046,560	$40,140,113
Payable for Investment Securities purchased	839,235	1,405,109	828,235	1,677,131	1,169,324
Trading securities sold, not yet purchased, at fair value	30,903	48,718	37,268	32,835	26,823
Accrued interest payable	168,361	154,615	172,575	257,608	148,462
Dividends payable	296,254	296,201	224,823	136,618	85,932
Accounts payable and other liabilities	26,385	36,625	20,123	36,688	25,237
Interest rate swaps, at fair value	384,258	400,998	789,859	398,096	142,061
Total liabilities	52,821,154	54,181,929	53,396,890	48,585,536	41,737,952

Minority interest in equity of consolidated affiliate	-	-	-	1,574	1,329

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 4,496,525, 4,496,525, 4,597,550, 4,600,000, and 4,600,000 shares issued and outstanding, respectively	108,957	108,957	111,405	111,466	111,466

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock: par value $.01 per share; 987,987,500 authorized 540,189,101, 538,546,666, 468,380,797, 401,822,703, and 330,509,203, issued and outstanding, respectively	5,402	5,385	4,684	4,018	3,305
Additional paid-in capital	7,616,528	7,592,161	6,506,494	5,297,922	4,270,330
Accumulated other comprehensive loss	(661,498)	(478,791)	(335,814)	(152,197)	(385,960)
Accumulated deficit	(102,049)	(102,594)	(109,054)	(121,893)	(132,832)

Total stockholders’ equity	7,035,471	7,193,249	6,243,398	5,204,938	3,931,931

Total liabilities, minority interest, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$59,965,582	$61,484,135	$59,751,693	$53,903,514	$45,782,678

(1) Derived from the audited consolidated financial statements at December 31, 2007.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except per share data)

	For the quarters ended
	September 30,		June 30,	March 31,	December 31,	September 30,
	2008		2008	2008	2007	2007
Interest income	$810,659		$773,359	$791,128	$720,925	$628,696

Interest expense	458,250		442,251	537,606	558,435	519,118

Net interest income	352,409		331,108	253,522	162,490	109,578

Other (loss) income
Investment advisory and service fees	7,663		6,406	6,598	5,636	5,464
(Loss) gain on sale of Mortgage-Backed Securities	(1,066)		2,830	9,417	1,829	3,795
Gain on termination of interest rate swaps	-		-	-	-	2,029
Income from trading securities	7,671		2,180	1,854	7,187	8,288
Dividend income from available-for-sale equity securities	580		580	941	91	-
Loss on other-than-temporarily impaired securities	(31,834	)(1)	-	-	-	-
Total other (loss) income	(16,986)		11,996	18,810	14,743	19,576

Expenses
Distribution fees	299		370	633	782	1,100
General and administrative expenses	25,455		27,215	23,995	20,174	17,334
Total expenses	25,754		27,585	24,628	20,956	18,434

Income before income taxes and minority interest	309,669		315,519	247,704	156,277	110,720

Income taxes	7,538		7,527	4,610	3,100	2,327

Income before minority interest	302,131		307,992	243,094	153,177	108,393

Minority interest	-		-	58	245	106

Net income	302,131		307,992	243,036	152,932	108,287

Dividend on preferred stock	5,335		5,334	5,373	5,374	5,373

Net income available to common shareholders	$296,796		$302,658	$237,663	$147,558	$102,914

Net income available per share to common shareholders:
Basic	$0.55		$0.60	$0.54	$0.38	$0.33
Diluted	$0.54		$0.59	$0.53	$0.37	$0.32

Weighted average number of common shares outstanding:
Basic	538,706,131		503,758,079	443,812,432	389,410,812	315,969,814
Diluted	547,882,488		512,678,975	452,967,457	398,247,632	324,614,534

Net income	$302,131		$307,992	$243,036	$152,932	$108,287
Other comprehensive income (loss):
Unrealized (loss) gain on available-for-sale securities	(200,513)		(529,008)	217,563	491,626	320,102
Unrealized gain (loss) on interest rate swaps	16,740		388,861	(391,763)	(256,034)	(232,598)
Reclassification adjustment for losses (gains) included in net income	1,066		(2,830)	(9,417)	(1,829)	(5,824)
Other comprehensive (loss) income	(182,707)		(142,977)	(183,617)	233,763	81,680
Comprehensive income	$119,424		$165,015	$59,419	$386,695	$189,967
(1)	Although the Company has the intent and ability to retain its investment in Chimera Investment Corporation, the Company determined that it is appropriate to recognize an other-than-temporary impairment charge of $31.8 million. Recognition of such impairment charges will not reduce the taxable income of the Company. The non-cash charge is the difference between the purchase price for the shares and their market value at September 30, 2008.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands, except per share data)

	For the nine months ended
	September 30, 2008	September 30, 2007
Interest income	$2,375,146	$1,634,522

Interest expense	1,438,107	1,368,030

Net interest income	937,039	266,492

Other income
Investment advisory and service fees	20,667	16,392
Gain on sale of Mortgage-Backed Securities	11,181	17,233
Gain on termination of interest rate swaps	-	2,096
Income from trading securities	11,705	11,960
Dividend income from available-for-sale equity securities	2,101	-
Loss on other-than-temporarily impaired securities	(31,834)	(1,189)
Total other income	13,820	46,492

Expenses
Distribution fees	1,302	2,865
General and administrative expenses	76,665	42,492
Total expenses	77,967	45,357

Income before income taxes and minority interest	872,892	267,627

Income taxes	19,675	5,770

Income before minority interest	853,217	261,857

Minority interest	58	405

Net income	853,159	261,452

Dividend on preferred stock	16,042	16,119

Net income available to common shareholders	$837,117	$245,333

Net income available per share to common shareholders:
Basic	$1.69	$0.92
Diluted	$1.67	$0.91

Weighted average number of common shares outstanding:
Basic	495,583,506	266,510,879
Diluted	504,609,331	275,146,595

Net income	$853,159	$261,452
Other comprehensive loss:
Unrealized (loss) gain on available-for-sale securities	(511,958)	(169,363)
Unrealized gain (loss) on interest rate swaps	13,838	(122,345)
Reclassification adjustment for gains included in net income	(11,181)	(18,140)
Other comprehensive loss	(509,301)	(309,848)
Comprehensive income (loss)	$343,858	($48,396)

CONTACT:
Annaly Capital Management, Inc.
Investor Relations:
1- (888) 8Annaly
www.annaly.com